UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices)

(630) 586-8000

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On July 7, 2004, CenterPoint entered into a distribution agreement, an accompanying letter agreement and a first supplemental indenture in connection with its recently established medium-term note program, and on July 12, 2004, CenterPoint entered into a calculation and exchange rate agent agreement in connection with the medium-term note program.  These agreements have been filed as exhibits to this report and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

10.1	Distribution Agreement dated as of July 7, 2004 by and between CenterPoint Properties Trust and the Agents named therein

10.2	Letter agreement dated as of July 7, 2004 by and between CenterPoint Properties Trust and J.P. Morgan Securities Inc.

10.3	First Supplemental Indenture dated as of July 7, 2004 by and between CenterPoint Properties Trust and SunTrust Bank

10.4	Calculation and Exchange Rate Agent Agreement dated as of July 12, 2004 by and between CenterPoint Properties Trust and SunTrust Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: July 14, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Distribution Agreement dated as of July 7, 2004 by and between CenterPoint Properties Trust and the Agents named therein

10.2	Letter agreement dated as of July 7, 2004 by and between CenterPoint Properties Trust and J.P. Morgan Securities Inc.

10.3	First Supplemental Indenture dated as of July 7, 2004 by and between CenterPoint Properties Trust and SunTrust Bank

10.4	Calculation and Exchange Rate Agent Agreement dated as of July 12, 2004 by and between CenterPoint Properties Trust and SunTrust Bank